Exhibit (a)(1)(B)

LETTER OF TRANSMITTAL
TO TENDER SERIES A WARRANTS
OF
VAPOR CORP.
PURSUANT TO THE OFFER TO PURCHASE FOR CASH DATED
DECEMBER 7, 2016

THE TENDER OFFER AND WITHDRAWAL RIGHTS EXPIRE AT midnight,
EASTERN TIME ON THE NIGHT OF JANUARY 9, 2017 UNLESS THE OFFER IS
EXTENDED

The undersigned represents that I (we) have full authority to tender without restriction the Series A Warrants for purchase. You are hereby authorized and instructed to prepare in the name of and deliver to the address indicated below (unless otherwise instructed in the boxes in the following page) the cash purchase price for the Series A Warrants tendered herewith. For each Series A Warrant tendered, we will pay $0.22 in cash net, less any applicable withholding taxes and without interest.

Method of delivery of the Letter of Transmittal and related documents is at the option and risk of the owner thereof. See Instruction 1.

Mail or deliver this Letter of Transmittal, or a facsimile, together with a book-entry confirmation relating to your Series A Warrants, to:

Equity Stock Transfer, LLC
Attention: Reorganization Department

237 W 37th Street, Suite 601

New York, New York 10018
Facsimile: (646) 201-9006
Phone: (212) 575-5757
Toll Free: (855) 557-4647

For assistance call the Information Agent, Okapi Partners at (212) 297-0720; Toll-Free: (877) 629-6356.

DESCRIPTION OF SERIES A WARRANTS TENDERED

(Please complete. Attach separate schedule if needed)

Name(s) and Address(es) of Registered Holder(s) (Please fill in exactly as name(s) Appear on Book-Entry Account For Warrant(s))	Book-Entry Account Number(s) of Warrants	Total Number of Warrants Represented by Book-Entry Account Number(s)	Number of Series A Warrants Tendered+

TOTAL WARRANTS:

+ Unless otherwise indicated, it will be assumed that all Warrants evidenced by the book-entry account number(s) referenced above in this Letter of Transmittal and delivered to the Depositary are being tendered hereby. See instructions below.

PLEASE READ CAREFULLY THE ENTIRE LETTER OF TRANSMITTAL,

INCLUDING THE ACCOMPANYING INSTRUCTIONS

Ladies and Gentlemen:

The undersigned hereby tenders the above-described Series A Warrants (“Series A Warrants”) of Vapor Corp., a corporation incorporated under the laws of the State of Delaware (the “Company”), pursuant to the Company’s Offer to Purchase dated December 7, 2016 (the “Offer to Purchase”) and this Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”). The Company is offering holders of Series A Warrants the right to tender their Series A Warrants for a purchase price per Series A Warrant of $0.22 in cash, net, less any applicable withholding taxes and without interest, upon and subject to the terms and conditions of the Offer. Receipt of the Offer to Purchase is hereby acknowledged.

The Board of Directors of the Company has extended the Offer to all holders of the Company’s issued and outstanding Series A Warrants. Pursuant to the Offer, the undersigned has agreed to tender the Series A Warrants indicated above during the Offer Period for a purchase price of $0.22 in cash per Series A Warrant, less any applicable withholding taxes and without interest.

SERIES A WARRANTS NOT PURCHASED IN THE OFFER WILL OTHERWISE REMAIN OUTSTANDING SUBJECT TO THEIR ORIGINAL TERMS.

IT IS NOT THE COMPANY’S CURRENT INTENTION TO CONDUCT ANOTHER OFFER TO PURCHASE SERIES A WARRANTS. HOWEVER, THE COMPANY RESERVES THE RIGHT TO DO SO IN THE FUTURE.

The undersigned acknowledges that the undersigned has been advised to consult with his, her or its own advisors as to the consequences of participating or not participating in the Offer.

The undersigned hereby represents and warrants to the Company that:

(a) the undersigned has good, marketable and unencumbered title to the Series A Warrants, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to their sale or transfer, and not subject to any adverse claim;

(b) on request, the undersigned will execute and deliver any additional documents the Company deems necessary to complete the purchase of the Series A Warrants tendered hereby;

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(c) the undersigned understands that tenders of Series A Warrants pursuant to the Offer and in the instructions hereto will constitute the undersigned’s acceptance of the terms and conditions of the Offer; and

(d) the undersigned agrees to all of the terms of the Offer.

All authorities conferred or agreed to be conferred in this Letter of Transmittal shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy, and legal representatives of the undersigned. Except as stated in the Offer, this tender is irrevocable.

Delivery of this Letter of Transmittal and all other documents to an address, or transmission of instructions to a facsimile number, other than as set forth above, does not constitute a valid delivery. Please read carefully the entire Letter of Transmittal, including the accompanying instructions, before checking any box below. This Letter of Transmittal is to be used if delivery of Series A Warrants is to be made by book-entry transfer to the depositary’s account at The Depository Trust Company (“DTC”) pursuant to the procedures set forth in the Offer to Purchase.

Delivery of documents to DTC does not constitute delivery to Equity Stock Transfer, LLC (the “Depositary”).

“Expiration Date” means midnight, Eastern Time, on January 9, 2017, unless and until the Company, in its sole discretion, extends the Offer, in which case the “Expiration Date” means the latest time and date at which the Offer, as extended, expires.

THE UNDERSIGNED UNDERSTANDS THAT ACCEPTANCE OF Series A WarrantS BY THE COMPANY FOR purchase WILL CONSTITUTE A BINDING AGREEMENT
BETWEEN THE UNDERSIGNED AND THE COMPANY UPON THE TERMS AND
SUBJECT TO THE CONDITIONS OF THE OFFER.

NOTE: SIGNATURES MUST BE PROVIDED BELOW.
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

This Letter of Transmittal is to be completed by a holder of Series A Warrants if either (i) the Series A Warrants the holder is electing to tender are to be delivered by book-entry transfer pursuant to the procedures set forth in the Offer To Purchase under Section 6, “Procedure for Participation in the Offer — Book-Entry Transfer,” or (ii) the Series A Warrants and this Letter of Transmittal are tendered through the DTC’s automated tender offer program pursuant to the procedures set forth in the Offer to Purchase under Section 6, “Procedure for Participation in the Offer – Tender of Series A Warrants and Participation in the Offer Through DTC’s Automated Tender Offer Program.” Delivery of documents to The Depository Trust Company (“DTC”) or to the Company does not constitute delivery to the Depositary.

The undersigned hereby elects to tender the Series A Warrants described under “Election to Tender” below (Box 1), pursuant to the terms and subject to the conditions described in the Offer to Purchase and this Letter of Transmittal. If the undersigned holds Series A Warrants for beneficial owners, the undersigned represents that it has received from each beneficial owner thereof (collectively, the “Beneficial Owners”) a duly completed and executed form of “Instructions to Registered Holder,” a form of which is attached to the “Letter to Clients” accompanying this Letter of Transmittal, instructing the undersigned to take the action described in this Letter of Transmittal. Subject to, and effective upon, the Company’s acceptance of the undersigned’s election to tender the Series A Warrants described in Box 1 below, the undersigned hereby assigns and transfers to, or upon the order of, the Company, all right, title and interest in, to, and under the Series A Warrants being tendered hereby, waives any and all other rights with respect to such Series A Warrants and releases and discharges the Company from any and all claims the undersigned may have now, or may have in the future, arising out of, or related to, such Series A Warrants.

The undersigned hereby irrevocably constitutes and appoints the Depositary as the true and lawful agent and attorney-in-fact of the undersigned with respect to the Series A Warrants the undersigned is electing to tender, with full power of substitution (the power of attorney being deemed to be an irrevocable power coupled with an

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interest), to deliver the Series A Warrants the undersigned is electing to tender to the Company or cause ownership of such Series A Warrants to be transferred to, or upon the order of, the Company, on the books of the Depositary and deliver all accompanying evidences of transfer and authenticity to, or upon the order of, the Company upon receipt by the Company’s Depositary, as the undersigned’s agent, of the Series A Warrants tendered by the undersigned pursuant to the Offer.

Unless otherwise indicated under “Special Issuance Instructions” below (Box 2), please issue the cash consideration for the tendered Series A Warrants in the name(s) of the undersigned. Similarly, unless otherwise indicated under “Special Delivery Instructions” below (Box 3), in the case of a partial tender, please cause the book entry account information for any Series A Warrants not tendered (and accompanying documents, as appropriate) to be registered in the name of the undersigned at the address shown above under “Description of Series A Warrants” (on the cover page of this Letter of Transmittal) or provide the name of the account with the Depositary or at DTC to which the Series A Warrants should be issued.

The undersigned understands that elections to tender Series A Warrants pursuant to the procedures described under Section 6, “Procedures for Participating in the Offer” in the Offer To Purchase and in the instructions to this Letter of Transmittal will constitute a binding agreement between the undersigned and the Company upon the terms of the Offer set forth in the Offer to Purchase under the caption Section 1, “General Terms of the Offer,” Section 2 “Eligible Series A Warrants,” Section 3 “Purpose of the Offer; Certain Effects of the Offer,” Section 4 “Expiration Date of the Offer,” Section 5 “Extensions, Termination or Amendment of the Offer,” Section 6 “Procedures for Participating in the Offer” and subject to the conditions of the Offer set forth in the Offer to Purchase under Section 9, “Conditions to the Offer,” subject only to withdrawal of elections to tender on the terms set forth in the Offer to Purchase under Section 6, “Procedures for Participating in the Offer – Withdrawal of Tender and Participation in this Offer.” All authority conferred in this Letter of Transmittal or agreed to be conferred will survive the death, bankruptcy or incapacity of the undersigned and any Beneficial Owner(s), and every obligation of the undersigned of any Beneficial Owners under this Letter of Transmittal will be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned and such Beneficial Owner(s).

The undersigned hereby represents and warrants that it has full power and authority to sell, assign and transfer the Series A Warrants the undersigned has elected to tender pursuant to this Letter of Transmittal. The undersigned and each Beneficial Owner will, upon request, execute and deliver any additional documents reasonably requested by the Company or the Company’s Depositary as necessary or desirable to complete and give effect to the transactions contemplated hereby.

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NOTE: SIGNATURES MUST BE PROVIDED BELOW.
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY BEFORE
COMPLETING THE BOXES.

☐ CHECK HERE IF THE SERIES A WARRANTS ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER, AND COMPLETE BOX 4 BELOW.

Name: ______________________________________________________________________________

Address: ____________________________________________________________________________

Box 1
ELECTION TO TENDER

Number of Series A Warrants Being
Tendered+

+ Unless otherwise indicated, it will be assumed that all Warrants evidenced by the book-entry account number(s) referenced above in this Letter of Transmittal and delivered to the Depositary are being tendered hereby. See instructions below.

Box 2
SPECIAL PAYMENT INSTRUCTIONS

To be completed ONLY if Series A Warrants not tendered or not purchased hereby and/or any check for the purchase price for Series A Warrants purchased in the Offer are to be issued in the name of someone other than the undersigned.
Issue: ☐ Series A Warrants not tendered or purchased in the Offer ☐ Check

Name(s):

(please print)
Address(es), including zip code:

(please print)
Tax Identification or Social Security Number(s): _________________________ (Complete Substitute Form W-9 or Form W-8, as applicable)

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Box 3
SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if Series A Warrants not tendered or not purchased hereby and/or any check for the purchase price of the Series A Warrants are to be mailed to someone other than the undersigned, or to the undersigned at an address other than that designated in the box entitled Description of Warrants Tendered above. See Instruction 6.
Mail: ☐ Series A Warrants not tendered or purchased in the Offer ☐ Check

Name(s):

(please print)
Address(es), including zip code:

(please print) Tax Identification or Social Security Number(s): _________________________ (Complete Substitute Form W-9 or Form W-8, as applicable)

Box 4
USE OF BOOK ENTRY TRANSFER

To be completed ONLY if delivery of Series A Warrants is to be made by book-entry transfer.

Name of Tendering Institution:

Participant Account Number:

Transaction Code Number:

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Box 5
IMPORTANT: TENDERING HOLDERS SIGN HERE

PLEASE SIGN HERE
(To be completed by all Series A Warrant holders)
(U.S. Holders Please Also Complete the Enclosed IRS Form W-9)
(Non U.S.-Holders Please Obtain and Complete IRS Form W-8)

Signature of Registered Holder(s) or Authorized Signatory:++

(Signature)
Name(s):
(please print)
Address(es):

Capacity (full title):

Area Code and Telephone Number:

Tax Identification or Social Security Number(s):
(Complete Substitute Form W-9 or Form W-8, as applicable)

 ++ Must be signed by the registered holder(s) whose name(s) appear(s) on the book entry for the Series A Warrants or on a security position listing or by person(s) authorized to become the registered holder(s) thereof by certificates and documents transmitted with this Letter of Transmittal. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.

Box 6 GUARANTEE OF SIGNATURE(S) (For use by Eligible Institutions only; see Instruction 1)
Name of Firm:
Authorized Signature:
Name:
Title:
Address, including zip code:
Area Code and Telephone Number:
Dated:____________, 201_

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INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.	GUARANTEE OF SIGNATURE.

No signature guarantee is required if either:

(a) this Letter of Transmittal is signed by the registered holder of the Series A Warrants exactly as the name of the registered holder appears on the book entry account designated in this Letter of Transmittal and such owner has not completed the box entitled “Special Delivery Instructions” or “Special Issuance Instructions;” or

(b) such Series A Warrants are tendered for the account of a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority (“FINRA”) or a commercial bank or trust company (not a savings bank or savings and loan association) having an office, branch or agency in the United States which is a participant in an approval Signature Guarantee Medallion Program (each such entity, an “Eligible Institution”); or

(c) the Holders of such Series A Warrants reside outside of the U.S. and are not otherwise tendering the Series A Warrants in the U.S.

In all other cases, an Eligible Institution must guarantee all signatures on this Letter of Transmittal. See Instruction 5.

2.	DELIVERY OF LETTER OF TRANSMITTAL AND SERIES A WARRANTS.

All Series A Warrants are currently held in book-entry form through DTC. Accordingly, all Series A Warrants must be tendered pursuant to the following procedures relating to tender by book-entry transfer set forth in Section 6 “Procedures for Participating in the Offer” of the Offer to Purchase.

All Series A Warrants must be validly tendered pursuant to the procedures for book-entry transfer as described in the Offer To Purchase. In order for Series A Warrants to be validly tendered by book-entry transfer, the Depositary must receive, prior to the Expiration Date, (a) confirmation of such delivery and (b) either a properly completed and executed Letter of Transmittal (or manually signed facsimile thereof) or an Agent’s Message if the tendering Series A Warrant holder has not delivered a Letter of Transmittal, and (c) all documents required by the Letter of Transmittal. The term “Agent’s Message” means a message, transmitted by DTC to, and received by, the Depositary and forming a part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering the Series A Warrants that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce such agreement against the participant. If you are tendering by book-entry transfer, you must expressly acknowledge that you have received and agreed to be bound by the Letter of Transmittal and that the Letter of Transmittal may be enforced against you.

The method of delivery of all documents, is at the election and risk of the tendering Series A Warrant holder, and the delivery will be deemed made only when actually received by the Depositary. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Except as specifically permitted by the Offer To Purchase, no alternative or contingent tenders will be accepted.

3.	INADEQUATE SPACE.

If the space provided in the box captioned “Description of Series A Warrants Tendered” is inadequate, the book-entry account number(s) and/or the number of Series A Warrants should be listed on a separate signed schedule and attached to this Letter of Transmittal.

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4.	SERIES A WARRANTS TENDERED.

Series A Warrant holders who choose to participate in the Offer may tender some or all of such holder’s Series A Warrants pursuant to the terms of the Offer.

5.	SIGNATURES ON LETTER OF TRANSMITTAL.

(a) If this Letter of Transmittal is signed by the registered holder(s) of the Series A Warrants tendered hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s) without any change whatsoever.

(b) If the Series A Warrants are held of record by two or more persons or holders, all such persons or holders must sign this Letter of Transmittal.

(c) If any tendered Series A Warrants are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal (or photocopies of it) as there are different registrations of certificates.

(d) When this Letter of Transmittal is signed by the registered holder(s) of the Series A Warrants listed and transmitted hereby, no endorsement(s) of certificate(s) representing such Series A Warrants or separate instruments of transfer are required. EXCEPT AS OTHERWISE PROVIDED IN INSTRUCTION 1, SIGNATURE(S) ON SUCH CERTIFICATE(S) MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION. If this Letter of Transmittal is signed by a person other than the registered holder(s) of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by appropriate instruments of transfer, in either case signed exactly as the name(s) of the registered holder(s) appears on the certificate(s), and the signature(s) on such certificate(s) or share power(s) must be guaranteed by an Eligible Institution. See Instruction 1.

(e) If this Letter of Transmittal or any certificate(s) or share power(s) are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the Company of the authority so to act. If the certificate has been issued in the fiduciary or representative capacity, no additional documentation will be required.

6.	SPECIAL DELIVERY AND SPECIAL ISSUANCE INSTRUCTIONS.

If Series A Warrants not tendered or not purchased hereby and/or any check for the purchase price of the Series A Warrants are to be mailed to someone other than the person signing the Letter of Transmittal, or to the person signing the Letter of Transmittal at an address other than that designated in the box entitled Description of Warrants Tendered above or if any such Series A Warrants or purchase price are to be sent to someone other than the person signing the Letter of Transmittal or to the signer at a different address, the boxes captioned “Special Issuance Instructions” and/or “Special Delivery Instructions” on this Letter of Transmittal must be completed as applicable and signatures must be guaranteed as described in Instruction 1.

7.	IRREGULARITIES.

All questions as to the number of Series A Warrants tendered and to be accepted, the validity, form, eligibility (including time of receipt) and acceptance of any tender of Series A Warrants will be determined by the Company in its sole discretion, which determinations shall be final and binding on all parties, subject to the judgment of any court. The Company reserves the absolute right to reject any or all tenders of Series A Warrants it determines not to be in proper form or to reject those Series A Warrants, the acceptance of which may, in the opinion of the Company’s counsel, be unlawful, subject to the judgment of any court. The Company also reserves the absolute right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular Series A Warrant, and the Company’s interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties, subject to the judgment of any court. No tender of Series A Warrants will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall

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determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and none of them will incur any liability for failure to give any such notice.

8.	QUESTIONS AND REQUESTS FOR ASSISTANCE AND ADDITIONAL COPIES.

Please direct questions or requests for assistance, or for additional copies of the Offer To Purchase, Letter of Transmittal or other materials, in writing to:

OKAPI PARTNERS
1212 AVENUE OF THE AMERICAS
24th FLOOR
NEW YORK, NY 10036

Warrant holders and banks and brokerage firms, please call:
Toll Free: (877) 629-6356
Main Phone: (212) 297-0720
You may also email your requests to info@okapipartners.com

IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A PHOTOCOPY THEREOF) TOGETHER WITH WARRANT CERTIFICATES AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE DEPOSITARY ON OR PRIOR TO MIDNIGHT, EASTERN TIME ON THE EXPIRATION DATE (AS DEFINED IN THE OFFER).

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Form W-9 (Rev. December 2014) Department of the Treasury Internal Revenue Service	Request for Taxpayer Identification Number and Certification	Give form to the requester. Do not send to the IRS.

1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.
2 Business name/disregarded entity name, if different from above
Print or type See Specific Instructions on page 2.

3 Check appropriate box for federal tax classification; check only one of the following seven boxes:

☐ Individual/Sole proprietor or   ☐ C Corporation   ☐ S Corporation   ☐ Partnership   ☐ Trust/estate single member LLC

4 Exemptions (codes apply only to
certain entities, not individuals; see
instructions on page 3):

Exempt payee code (if any)

Exemption from FATCA reporting

Code (if any)
(Applies to accounts maintained outside the U.S.)

☒ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) }

Note. For a single-member LLC that is disregarded, do not check LLC; check the appropriate box in the line above for the tax classification of the single-member owner.

☐ Other (see instructions) }

5 Address (number, street, and apt. or suite no.)	Requester's name and address (optional)
6 City, state, and ZIP code
7 List account number(s) here (optional)

Part I	Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 3.

Note. If the account is in more than one name, see the instructions for line 1 and the chart on page 4 for guidelines on whose number to enter.

Social security number

or

Employer identification number

Part II	Certification

Under penalties of perjury, I certify that:

1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3.	I am a U.S. citizen or other U.S. person (defined below), and
4.	The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct..

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. See the instructions on page 3.

Sign Here	Signature of U.S. person ►	Date ►

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